                                                                    Exhibit 99.3
                                                                    ------------

FOR IMMEDIATE RELEASE

Investor Contacts:

Douglas A. Shumate                            Mary A. Edwards
Senior Vice President                         Manager
Chief Financial Officer                       Investor Relations
706-385-8189                                  706-385-8016
dshumate@itcdeltacom.com                      medwards@itcdeltacom.com

Media Contact:
Moss Crosby
Director of Marketing
256-382-3851
mcrosby@itcdeltacom.com

                     ITC/\DELTACOM REPORTS FOURTH QUARTER
                      AND YEAR-END 1999 FINANCIAL RESULTS

WEST POINT, Ga. (February 28, 2000)--ITC/\DeltaCom, Inc. (Nasdaq/NMS: ITCD) today announced results for the fourth quarter and year ended December 31, 1999.

     Operating revenue was $68.6 million in the fourth quarter of 1999, a sequential quarterly growth of 4.3% over the third quarter of 1999, and an increase of $20.0 million, or 41.2%, compared with the fourth quarter of 1998. The Company's consolidated gross margin improved from 52.1% in the third quarter of 1999 to 53.1% in the fourth quarter of 1999. This improvement contributed to EBITDA, as adjusted, of $8.2 million in the fourth quarter of 1999, compared with EBITDA, as adjusted, of $8.1 million in the third quarter of 1999.

     Operating revenue for the year ended December 31, 1999 totaled $244.8 million, an increase of 42.5% compared with $171.8 million for the year ended December 31, 1998. EBITDA, as adjusted, for the year ended December 31, 1999 was $29.3 million compared with $24.0 million recorded for 1998.

     "The results achieved in 1999 demonstrate our ability to continue a record of strong execution," said Douglas A. Shumate, senior vice president and chief financial officer of ITC/\DeltaCom. "As we move into 2000 we will continue to gain leverage from the investments that have been made to support our continued growth as well as the intended expansion into other product lines such as collocation and web hosting."

     Carriers' Carrier segment revenue was $19.2 million in the fourth quarter of 1999, a sequential quarterly growth of 1% over the third quarter of 1999, and an increase of $3.8 million, or 24.7%, over the fourth quarter of 1998. Carriers' Carrier revenue for the year ended December 31, 1999 was $72.9 million, an increase of $21.0 million, or 40.5%, over the year ended December 31, 1998.

     Retail Services segment revenue was $49.4 million in the fourth quarter of 1999, a sequential quarterly growth of 5.6% over the third quarter of 1999, and an increase of $16.2 million, or 48.8% over the fourth quarter of 1998. Retail Services revenue for the year ended December 31, 1999 of $172.0 million represented an increase of $52.1 million, or 43.5%, over the year ended December 31, 1998.

     The Company posted significant gains in its sale of local services during the fourth quarter of 1999. New lines sold in the quarter totaled approximately 36,400, increasing the cumulative number of lines sold to approximately

128,200. The Company completed the quarter with a cumulative number of local lines in service of approximately 101,500 lines, an increase of approximately 25,500 lines from the third quarter 1999.

     Continued expansion of the Company's data network infrastructure, and improvements in its data services product development, resulted in increased data product sales in the fourth quarter and throughout 1999. Data product revenues grew approximately 8.4% in the fourth quarter of 1999 compared to the third quarter of 1999 and increased approximately 132.3% compared to the fourth quarter of 1998.

     "Our year-end goals included reaching 100,000 local lines in service, growing our data revenue, and continuing to improve margins with increased facility-based line growth," said Foster McDonald, president of ITC/\DeltaCom. "The people of ITC/\DeltaCom made this happen. We are very pleased with this strong finish to 1999."

Other current and fourth quarter 1999 highlights include the following:

 .    The Company opened three branch offices: Albany, Georgia, and Daytona and
     Tallahassee, Florida. These openings increased the Company's market coverage to 34 branch offices operational in 33 markets at the end of the fourth quarter.

 .    The Company completed the installation of 55 additional access nodes, raising the total number to 125 operational BellSouth collocations.

 .    The Company completed the installation of its Jacksonville, Florida DMS500 switch.

 .    The Company installed eight next generation switches to further enhance the network infrastructure.

     "We are very pleased with the progress achieved in 1999," said Andrew M. Walker, vice chairman and chief executive officer of ITC/\DeltaCom. "We experienced many challenges in the last six months of 1999 and still created positive results for our customers and our shareholders. With the maturity of our product offerings, particularly our Integrated T product, we have seen continued success in reaching our target business customers."

ITC/\DeltaCom's achievements in 1999 include the following:

 .  Local lines sold more than tripled to approximately 128,200 lines.
 .  Markets served increased from 22 to 33.
 .  The number of employees increased approximately 46% to over 1,600.
 . The installation of 95 local central office collocations was completed. . Completion of a private offering of $100 million in aggregate principal amount of its 4  1/2% Convertible Subordinated Notes.

 .  Completion of a public offering of 6,037,500 shares of its common stock generating net proceeds of approximately $120.9 million.
 .  Completion of a merger with AvData Systems, Inc. of Atlanta, Georgia bringing data network management into the product offerings of the Company.
 .  Completion of the acquisition of certain assets of Scientific
   Telecommunications, a privately owned telecommunications equipment provider in Mississippi.
 . Installation of an advanced IP Network utilizing OC48 ring-protected backbone employing Packet Over Sonet (POS) technology.

     In 2000, the Company intends to continue expansion of its geographic reach, adding branch offices and expanding its network infrastructure. The Company expects to add 8 branch offices, which will extend the Company's presence in the South to 41 markets. ITC/\DeltaCom intends to expand its fiber optic network and switching capacities throughout Tennessee and Texas bringing the total fiber network to approximately 10,000 miles in 2000. The advanced IP network installed in 1999 will continue to expand throughout the region as growth and market plans are defined. In addition, the Company expects to add DMS500 switches in Houston, Texas and West Palm Beach, Florida, and is also expecting to install new Nortel Passport switches throughout the data network. In addition, throughout the year, the Company will continue its development and deployment of a suite of IP centric services ranging from IP bandwidth, IP VPNs, managed IP services, and remote dial access, among others.

     In conclusion, Mr. Walker stated, "1999 was a growth and maturity year for ITC/\DeltaCom. With the addition of a key set of products, maturity of our OSS and continued success in building our network infrastructure throughout the year, we are prepared to deliver a full service telecom offering to the market place positioned for the next generation of telecommunications services. We will continue to be the leading provider in the South of the most cost efficient and advanced services to our customers."

     ITC/\DeltaCom, headquartered in West Point, Georgia, provides integrated telecommunications services to mid-sized and major businesses in the southern United States and is a leading regional provider of wholesale long-haul services to other communications companies. ITC/\DeltaCom's business communication services include local exchange service, long distance, enhanced data, Internet and operator services, and the sale and maintenance of customer premise equipment. The Company operates 34 branch locations in eight states and its 10-state, approximately 8,250-mile fiber optic network, reaches over 100 points of presence. ITC/\DeltaCom has interconnection agreements with BellSouth, GTE, Sprint and SBC Communications for resale and access to unbundled network elements, and is a certified Competitive Local Exchange Carrier (CLEC) in all nine BellSouth states, Arkansas and Texas.

     Statements contained in this news release regarding expected financial results and other planned events are forward-looking statements that involve risk and uncertainties. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by ITC/\DeltaCom with the Securities and Exchange Commission, specifically the most recent filings which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including potential fluctuations in quarterly results, dependence on new product development, rapid technological and market change, risks related to future growth and rapid expansion, and volatility of stock prices. These and other applicable risks are summarized under the caption "Risk Factors" in the Company's 1998 Annual Report on Form 10-K.

                              ITC/\DELTACOM, INC.
                             FINANCIAL HIGHLIGHTS
                                  (Unaudited)
                       (In thousands, except share data)

                                                                  Three Months Ended              Year Ended
                                                                      December 31,                December 31,
                                                                  1999           1998         1999          1998
                                                            -------------- ------------- ------------  -------------
Operating revenues                                          $    68,623    $    48,616   $   244,844   $   171,838
Cost of services                                                 32,159         24,360       118,721        82,979
                                                            -----------    -----------   -----------   -----------
  Gross margin                                                   36,464         24,256       126,123        88,859
                                                            -----------    -----------   -----------   -----------

Operating expenses:
 Selling, operations and administration                          28,262         18,610        96,854        64,901
 Depreciation and amortization                                   15,950          9,452        53,810        30,887
                                                            -----------    -----------   -----------   -----------
  Total operating expenses                                       44,212         28,062       150,664        95,788
                                                            -----------    -----------   -----------   -----------

 Operating loss                                                  (7,748)        (3,806)      (24,541)       (6,929)
                                                            -----------    -----------   -----------   -----------

Other income (expense):
 Interest expense                                               (11,892)        (9,263)      (45,293)      (31,930)
 Interest income                                                  3,927          2,394        14,195         9,753
 Other income (expense), net                                        209            226           754        (3,254)
                                                            -----------    -----------   -----------   -----------
  Total other expense, net                                       (7,756)        (6,643)      (30,344)      (25,431)
                                                            -----------    -----------   -----------   -----------

Loss before income taxes and
 extraordinary item                                             (15,504)       (10,449)      (54,885)      (32,360)
Income tax (benefit) expense                                          0           (842)           94        (6,454)
                                                            -----------    -----------   -----------   -----------

Loss before extraordinary item                                  (15,504)        (9,607)      (54,979)      (25,906)
Extraordinary item - loss on early extinguishment
 of debt (less related income tax benefit of
 $2,133 in 1998)                                                      0              0             0        (8,436)
                                                            -----------    -----------   -----------   -----------

Net loss                                                    $   (15,504)   $    (9,607)  $   (54,979)  $   (34,342)
                                                            ===========    ===========   ===========   ===========

Basic and diluted net loss per common share:
 Before extraordinary loss                                  $     (0.26)   $     (0.19)  $     (0.98)  $     (0.51)
 Extraordinary loss                                                   0              0             0         (0.16)
                                                            -----------    -----------   -----------   -----------
 Net loss                                                   $     (0.26)   $     (0.19)  $     (0.98)  $     (0.67)
                                                            ===========    ===========   ===========   ===========

Basic and diluted weighted average
 common shares outstanding                                   59,482,427     51,303,077    56,370,269    50,972,361
                                                            ===========    ===========   ===========   ===========

EBITDA, as adjusted (1)                                     $     8,202    $     5,646   $    29,269   $    23,958
                                                            ===========    ===========   ===========   ===========



                                                        ITC/\DELTACOM, INC.
                                                       FINANCIAL HIGHLIGHTS
                                                            (Unaudited)
                                                          (In thousands)

                                       Three Months Ended                       Year Ended
                                          December 31,                         December 31,
                                     -------------------                    -----------------
                                         % of              % of                % of               % of
                               1999      REVS     1998     REVS      1999      REVS     1998      REVS
                               ----      ----     ----     ----      ----      ----     ----      ----
Operating Revenues

Carriers' Carrier             $19,194    28.0%  $15,370     31.6%  $ 72,853    29.8%  $ 51,902    30.2%

Retail Services                49,429    72.0%   33,246     68.4%   171,991    70.2%   119,936    69.8%
                              -------           -------            --------           --------

 Total                        $68,623           $48,616            $244,844           $171,838
                              =======           =======            ========           ========

Gross Margin

Carriers' Carrier             $16,426    85.6%  $12,860     83.7%  $ 62,082    85.2%  $ 44,260    85.3%

Retail Services                20,038    40.5%   11,396     34.3%    64,041    37.2%    44,599    37.2%
                              -------           -------            --------           --------

 Total                        $36,464    53.1%  $24,256     49.9%  $126,123    51.5%  $ 88,859    51.7%
                              =======           =======            ========           ========

EBITDA, as
adjusted (1)

Carriers' Carrier             $ 9,489    49.4%  $ 9,062     59.0%  $ 37,931    52.1%  $ 29,849    57.5%

Retail Services                (1,287)   (2.6)%  (3,416)   (10.3)%   (8,662)   (5.0)%   (5,891)   (4.9)%
                              -------           -------            --------           --------

 Total                        $ 8,202    12.0%  $ 5,646     11.6%  $ 29,269    12.0%  $ 23,958    13.9%
                              =======           =======            =======            ========

(1) EBITDA, as adjusted, represents earnings before extraordinary item, net interest, other income and other expenses, income taxes, and depreciation and amortization. EBITDA, as adjusted, is not a measurement of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance.


                                                                        ITC/\DELTACOM, INC.
                                                                       FINANCIAL HIGHLIGHTS
                                                                            (Unaudited)
                                                                          (In thousands)

                                                                        Three Months Ended
                              ------------------------------------------------------------------------------------------------------

                              Dec. 31,     % of     Mar. 31,    % of     June 30,      % of   Sept. 30,   % of      Dec. 31,   % of
                               1998        REVS      1999       REVS      1999         REVS      1999     REVS        1999     REVS
                              -------     ------    -------    ------    -------      ------   -------   ------     -------   ------

Operating Revenues

Carriers' Carrier             $15,370    31.6%     $16,463     31.0%     $18,166      31.7%     $19,030    28.9%    $19,194    28.0%


Retail Services                33,246    68.4%      36,571     69.0%      39,210      68.3%      46,781    71.1%     49,429    72.0%

                              -------              -------               -------                -------             -------

 Total                        $48,616              $53,034               $57,376                $65,811             $68,623
                              =======              =======               =======                =======             =======

Gross Margin

Carriers' Carrier             $12,860    83.7%     $13,891     84.4%     $15,328      84.4%     $16,437    86.4%    $16,426    85.6%


Retail Services                11,396    34.3%      12,382     33.9%      13,789      35.2%      17,832    38.1%     20,038    40.5%

                              -------              -------               -------                -------             -------

 Total                        $24,256    49.9%     $26,273     49.5%     $29,117      50.7%     $34,269    52.1%    $36,464    53.1%

                              =======              =======               =======                =======             =======

EBITDA, as
adjusted (1)

Carriers' Carrier             $ 9,062    59.0%     $ 8,751     53.2%     $ 9,914      54.6%    $ 9,777     51.4%    $ 9,489    49.4%


Retail Services                (3,416)  (10.3)%     (2,746)    (7.5)%     (2,909)     (7.4)%    (1,720)    (3.7)%    (1,287)  (2.6)%

                              -------              -------               -------               -------              -------

 Total                        $ 5,646    11.6%     $ 6,005     11.3%     $ 7,005      12.2%    $ 8,057     12.2%    $ 8,202    12.0%

                              =======              =======               =======               =======              =======

(1) EBITDA, as adjusted, represents earnings before extraordinary item, net interest, other income and other expenses, income taxes and depreciation and amortization. EBITDA, as adjusted, is not a measurement of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance.

                              ITC/\DELTACOM, INC.
                           BALANCE SHEET HIGHLIGHTS
                                (In thousands)
                                  (Unaudited)

                                                                      December 31,     December 31,
                                                                          1999             1998
                                                                      -------------    ------------
Balance Sheet Data:
Cash and cash equivalents                                                 $248,431       $184,167
Current assets, less restricted portion                                    310,940        227,858
Restricted assets                                                            6,741         20,035
Property, plant and equipment, net                                         382,867        262,050
Other assets (excluding restricted assets)                                 107,050         77,574
 Total assets                                                              807,598        587,517

Current liabilities                                                         72,768         52,040
Long-term debt and capital lease obligations, less current portion         516,156        416,859
Deferred income taxes                                                          512            418
 Total liabilities                                                         589,436        469,317
Stockholders' equity                                                       218,162        118,200
 Total liabilities and stockholders' equity                                807,598        587,517

                                                                                 Year Ended
                                                                                 December 31,
                                                                            1999           1998
                                                                          --------       --------
Other Financial Data:
Capital expenditures                                                      $165,540       $147,842
Cash flows (used in) provided by operating activities                       (5,334)         9,512
Cash flows used in investing activities                                    149,995        118,166
Cash flows provided by financing activities                                219,593        198,447


                              ITC/\DELTACOM, INC.
                       QUARTERLY STATISTICAL HIGHLIGHTS
                                  (Unaudited)

                                                    December 31,   September 30,   June 30,   March 31,
                                                       1999            1999          1999       1999
                                                    -----------    ------------    --------   ---------
Statistical Data*:
Cumulative markets                                         33              30         26          23
Business customers served - Retail Services**          12,375          11,900     11,250      11,000
Route miles                                             8,250           8,250      8,100       7,800
Collocations                                              125              70         36          30
Voice switches                                             10               9          8           7
ATM switches                                               10              10         10           7
Frame switches                                             17              17         19          15
Number of employees                                     1,640           1,570      1,330       1,170
Lines sold cumulative                                 128,200          91,800     74,400      60,000
Lines installed cumulative                            101,500          76,000     56,000      45,300
Lines sold/Lines installed percentage                      79%             83%        75%         76%

*   Data rounded except as to markets, collocations and switches.
** Reflects the combination of certain customers' multiple accounts into a single customer profile.